ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
[signature]	20090199047-41
Ross Miller	Filing Date and Time
Secretary of State	03/02/2009 9:11 AM
State of Nevada	Entity Number E0107122009-5

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Global Industry Products, Corp
2. Registered Agent for Service of Process: (check only one box)	☐ Commercial Registered Agent: Name ☐ Noncommercial Registered Agent (name and address below) **OR** ☒ Office or Position with Entity (name and address below) Chester Wright III Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity 4262 Blue Diamond Rd Suite 102-248 (Street Address) Las Vegas (City) Nevada 89139 (Zip Code) Mailing Address (if different from street address) City Nevada Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 200,000,000 Par value per share: $ .001 Number of shares without par value: 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Chester Wright III (Name) 4262 Blue Diamond Rd Suite 102-248 (Street Address) Las Vegas (City) NV (State) 89139 (Zip Code) 2) Name Street Address City State Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Chester Wright III (Name) X [signature] Incorporator Signature 4262 Blue Diamond Rd Suite 102-248 (Address) Las Vegas, NV 89139 (City) NV (State) 89139 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] 02/17/09 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.